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                                October 18, 1999



Genmar Holdings, Inc.
100 South Fifth Street
Suite 2400
Minneapolis, Minnesota 55402

Ladies and Gentlemen:

                  We have acted as counsel to Genmar Holdings, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-1, Registration No. 333-85447 (as amended, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 6,500,000 shares of Common Stock, $.01 par value, of the Company (the "Common Stock").

                  In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation of the Company, as amended to date, the By-laws of the Company, as amended to date, the Registration Statement, the Prospectus, the Underwriting Agreement, dated as of October __, 1999 (the "Underwriting Agreement"), by and among the Company and the several Underwriters named therein, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company. We have assumed the validity and binding effect of the Underwriting Agreement, including the choice of law provisions, under the law of the State of Arkansas.

                  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Common Stock has been duly authorized, and, when issued and paid for in accordance with the terms of the Underwriting Agreement and as contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.


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Weil, Gotshal & Manges LLP

October 18, 1999
Page 2

                  The opinions expressed herein are limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

                  We hereby consent to all references to our firm included in the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement.


                                              Very truly yours,